UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 22, 2016

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
On August 22, 2016, Emmis Communications Corporation (the “Company”) entered into the Third Amendment (the “Third Amendment”), dated August 18, 2016, to its Credit Agreement, dated as of June 10, 2014 (as amended, the “Credit Agreement”), by and among the Company, Emmis Operating Company, a wholly owned subsidiary of the Company, as borrower (the “Borrower”), certain other subsidiaries of the Company, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Fifth Third Bank, as syndication agent.
The Third Amendment makes certain changes to the Credit Agreement to facilitate the Company’s consideration of and, if approved by the Company’s Board of Directors and shareholders, entry into, a transaction that would result in the Class A common stock of the Company ceasing to be registered under the Securities Exchange Act of 1934 (such potential transaction, a “Going Private Transaction”), including, without limitation, a transaction arising from the proposal made to the Company by E Acquisition Corporation on August 18, 2016.
Specifically, the Third Amendment adds an exception to the covenant restricting transactions with affiliates that (i) permits the Company to enter into a Going Private Transaction with an affiliate of the Company and (ii) permits the Borrower to pay any costs incurred or reimbursed by an affiliate of the Company in connection with a Going Private Transaction, whether or not the transaction is consummated. The Third Amendment also allows the Company to add certain costs and expenses incurred in connection with a Going Private Transaction to “Consolidated EBITDA” for purposes of determining compliance with the financial covenants in the Credit Agreement, subject to caps of (i) $2,500,000 if a Going Private Transaction is not recommended by a special committee of the Company’s Board of Directors and (ii) $8,000,000 if a Going Private Transaction is recommended by a special committee of the Company’s Board of Directors but not consummated. Finally, the Third Amendment makes certain changes to the Credit Agreement that would be effective only if a Going Private Transaction is consummated.
The Third Amendment also requires the Borrower to pay a 50 basis point fee to the lenders that consented to it either if a Going Private Transaction is consummated or if such a transaction is recommended by a special committee of the board of directors of the Company but not consummated.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Document Description
10.1
Third Amendment to Credit Agreement, dated as of August 18, 2016, by and among Emmis Communications Corporation, Emmis Operating Company, certain other subsidiaries of the Company and the lenders party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: August 26, 2016
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary